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                                   EXHIBIT j.

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-12278 for Hartford Index HLS Fund, Inc. on Form N-1A.


                                            /s/ Arthur Andersen LLP



Hartford, Connecticut
April 25, 2001